Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information gives effect to the acquisition by Ascential Software Corporation (the “Company” or “Ascential”) of all the issued shares of Mercator Software, Inc. (“Mercator”). The Company acquired Mercator to broaden its enterprise data integration capabilities, increase the Company’s size and scale and leverage the increased customer base of the combined companies.

     On August 2, 2003, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Greek Acquisition Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”), and Mercator, pursuant to which the Company, through Merger Sub, offered to purchase all of the outstanding common shares of Mercator (such shares, together with any associated preferred stock rights, the “Mercator Shares”), at a price per share of $3.00 in cash without interest thereon (the “Offer Price”), upon the terms and subject to the conditions set forth in an Offer to Purchase and related Letter of Transmittal (which together with any amendments or supplements thereto constitute the “Offer”) distributed to Mercator’s stockholders on August 8, 2003.

     On September 12, 2003, the Company completed its acquisition of Mercator pursuant to the Merger Agreement. Following expiration of the Offer on September 11, 2003, Ascential accepted for payment the Mercator Shares tendered and exercised an option (the “Option”) granted to it by Mercator to purchase 19.99% of the then outstanding common stock of Mercator at a price of $3.00 per share. As a result of the purchase of the Mercator Shares and the exercise of the Option, Ascential, through Merger Sub, owned more than 90% of the Mercator Shares.

     On September 12, 2003, the Company effected a short form merger (the “Merger”) whereby Mercator was merged with and into Merger Sub, with Mercator surviving as a wholly-owned subsidiary of the Company. In the Merger, each outstanding Mercator Share (other than (i) Mercator shares owned by the Company, Merger Sub or the Company or their respective subsidiaries, and (ii) Mercator Shares that were held by stockholders, if any, who properly exercise their appraisal rights under the Delaware General Corporation Law), were converted into the right to receive $3.00 per share in cash, without interest thereon. Substantially all of the remaining merger consideration was paid by November, 2003. In addition, all outstanding options to purchase Mercator Shares granted pursuant to the TSI International Software Ltd. 1993 Stock Option Plan, the 1996 Novera Software Inc. Stock Option Plan and the Mercator Software, Inc. 1998 Equity Incentive Plan were converted into options to purchase shares of common stock of the Company, subject to certain adjustments.

     On November 14, 2003, the Company filed its Quarterly Report on Form 10-Q for the period ended September 30, 2003 (the “Form 10-Q”), which gives effect to the acquisition of Mercator. The acquisition was accounted for using the purchase method, and accordingly the respective assets acquired and liabilities assumed were recorded at their fair values. The unaudited pro forma condensed combined financial information is based on the historical consolidated financial information of Ascential and Mercator and not on the actual results for the period ended September 30, 2003 which are included in the Form 10-Q. The estimates and assumptions used are set forth in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been prepared on the same basis as Ascential’s audited consolidated financial statements, and includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of Ascential’s financial condition and results of operations for such periods.

     The unaudited pro forma condensed combined balance sheet as of June 30, 2003 is presented as if the acquisition had occurred on June 30, 2003. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2003 and for the year ended December 31, 2002 assume that the acquisition of Mercator occurred as of January 1, 2002.

     The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial information of Ascential and of Mercator set forth in the annual reports on Form 10-K and quarterly reports on Form 10-Q filed by each of Ascential and Mercator with the Securities and Exchange Commission. The unaudited pro forma condensed combined financial information does not purport to represent what Ascential’s financial position or results of operations would actually have been if this acquisition had been consummated on the indicated dates, nor are they necessarily indicative of Ascential’s financial position or results of operations for any future period.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(In thousands)

		June 30, 2003

	Ascential	Mercator	Pro Forma		Pro Forma
	Software	Software	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$352,408	$19,691	(109,200)	[D]	$—
			(8,750)	[D]	254,149
Short—term investments	272,153	—	—		272,153
Accounts receivable, net	25,730	15,562	—		41,292
Receivable from sale of database business	—	—	—		—
Recoverable income taxes	1,212	—	—		1,212
Other current assets	12,600	5,109	(2,145)	[L]
			(569)	[L]
			941	[K]	15,936

Total current assets	664,103	40,362	(119,723)		584,742
Property and equipment, net	5,774	7,471	(853)	[B]	12,392
Software development costs, net	14,458	—	—		14,458
Long—term investments	1,246	—	—		1,246
Goodwill	162,301	43,960	160,702	[C]
			(43,960)	[A]	323,003
Intangible assets, net	8,452	3,098	15,200	[C]
			(3,098)	[A]	23,652
Deferred income taxes	28,412	—	784	[K]	29,196
Other assets	10,339	1,322	(599)	[H]	11,062

Total assets	$895,085	$96,213	$8,453		$999,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities :
Accounts payable	$8,992	$4,674	$—		$13,666
Accrued expenses and other current liabilities	22,261	11,702	5,000	[E]
			(563)	[A]	38,400
Accrued employee compensation	13,315	—	—		13,315
Current portion of long—term debt	—	4,571	(2,500)	[D]	2,071
Income taxes payable	86,634	—	—		86,634
Deferred revenue	23,233	22,799	(1,348)	[L]
			(494)	[L]	44,190
Accrued merger, realignment and other charges	10,054	11,384	33,700	[E]	55,138
Deferred income taxes	33,168	—	—		33,168

Total current liabilities	197,657	55,130	33,795		286,582

Deferred revenue	—	231	(231)	[L]	—
Deferred tax liability	—	779	(779)	[A]	—
Long—term debt, less current portion	—	7,027	(6,250)	[D]	777
Other long—term liabilities	—	3,682	—		3,682

Total liabilities	197,657	66,849	26,535		291,041

Stockholders’ equity
Common stock	665	353	(353)	[A]	665
Additional paid—in capital	603,614	251,048	(251,048)	[A]
			15,703	[I]	619,317
Treasury stock, at cost	(98,454)	—	—		(98,454)
Retained earnings	202,404	(221,135)	221,135	[A]
			(2,000)	[M]	200,404
Deferred compensation	(160)	—	(2,421)	[I]	(2,581)
Accumulated other comprehensive loss	(10,641)	(902)	902	[A]	(10,641)

Total stockholders’ equity	697,428	29,364	(18,082)		708,710

Total liabilities and stockholders’ equity	$895,085	$96,213	$8,453		$999,751

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2002
(in thousands, except per share data)

	Ascential	Mercator	Pro Forma		Pro Forma
	Software	Software	Adjustments		Combined

NET REVENUES
Licenses	$59,611	$45,102	$—		$104,713
Services	53,407	66,828	—		120,235

	113,018	111,930	—		224,948

COSTS AND EXPENSES
Cost of licenses	18,350	4,435	(3,845)	[C]
			301	[I]
			1,400	[C]	20,641
Cost of services	33,089	31,467	(84)	[B]	64,472
Sales and marketing	73,080	47,015	(77)	[B]
			1,400	[C]
			275	[I]	121,693
Research and development	24,044	20,872	(73)	[B]
			261	[I]	45,104
General and administrative	41,054	24,411	(50)	[B]
			1,200	[C]
			179	[I]
			(906)	[C]	65,888
Merger, realignment and other charges	23,669	10,880	—		34,549
Write—off of acquired in—process research and development	1,170	—	—		1,170

	214,456	139,080	(19)		353,517

Operating income (loss)	(101,438)	(27,150)	19		(128,569)
OTHER INCOME (EXPENSE)
Interest income	20,194	512	(2,552)	[F]	18,154
Interest expense	(84)	(689)	—		(773)
Gain on Sale of database business	3,040	—	—		3,040
Impairment of long—term investments	(2,187)	—	—		(2,187)
Other, net	(929)	(1,152)	—		(2,081)

LOSS BEFORE INCOME TAXES	(81,404)	(28,479)	(2,533)		(112,416)
Income tax expense (benefit)	(17,831)	929	(13,334)	[J]	(30,236)

NET INCOME (LOSS)	$(63,573)	$(29,408)	$10,801		$(82,180)

NET LOSS PER COMMON SHARE
Basic	$(1.03)				$(1.33)
Diluted	$(1.03)				$(1.33)

SHARES USED IN PER SHARE CALCULATIONS
Basic	61,931				61,931

Diluted	61,931				61,931

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2003
(in thousands, except per share data)

	Ascential		Pro Forma		Pro Forma
	Software	Mercator Software	Adjustments		Combined

NET REVENUES
Licenses	$40,186	$13,119	$—		$53,305
Services	35,039	31,929	—		66,968

	75,225	45,048	—		120,273

COSTS AND EXPENSES
Cost of licenses	6,954	2,080	(1,922)	[C]
			150	[I]
			700	[C]	7,962
Cost of services	16,075	13,288	(42)	[B]	29,321
Sales and marketing	33,544	15,732	(39)	[B]
			700	[C]
			138	[I]	50,075
Research and development	10,880	10,131	(37)	[B]
			131	[I]	21,105
General and administrative	13,371	11,537	(112)	[H]
			89	[I]
			(25)	[B]
			(401)	[C]	24,459
Merger, realignment and other charges	432	5,106	—		5,538

	81,256	57,874	(670)		138,460

Operating income (loss)	(6,031)	(12,826)	670		(18,187)
OTHER INCOME (EXPENSE)
Interest income	6,215	182	(1,364)	[F]	5,033
Interest expense	(30)	(632)	426	[G]	(236)
Other, net	76	(364)	—		(288)

INCOME (LOSS) BEFORE INCOME TAXES	230	(13,640)	(268)		(13,678)
Income tax expense (benefit)	69	(133)	(2,992)	[J]	(3,056)

NET INCOME (LOSS)	$161	(13,507)	2,724		$(10,622)

NET LOSS PER COMMON SHARE
Basic	$—				$(0.18)

Diluted	$—				(0.18)

SHARES USED IN PER SHARE CALCULATIONS
Basic	57,942				57,942

Diluted	57,942				57,942

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

     The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2003 and the year ended December 31, 2002 give effect to the acquisition of the outstanding shares of Mercator as if the acquisition had occurred at January 1, 2002. The unaudited pro forma condensed combined balance sheet as of June 30, 2003 gives effect to the above-mentioned acquisition as if it had occurred on June 30, 2003.

     The unaudited condensed combined financial information has been prepared on the same basis as Ascential’s audited consolidated financial statements, and includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of Ascential’s financial condition and results of operations for such periods.

     The acquisition has been accounted for under the purchase method and, accordingly, the respective assets acquired and liabilities assumed have been recorded at their fair value. The Company paid approximately $109.2 million in cash to acquire the Mercator Shares. The purchase price includes $5.0 million for transaction costs and $15.7 million for the fair value of options to purchase shares of common stock of Ascential exchanged for Mercator stock options, offset by $2.4 million recorded in deferred compensation for the intrinsic value of unvested options to purchase common stock of Ascential that were issued for Mercator stock options, which will be amortized over the remaining vesting period of the underlying options.

     In purchase accounting, the acquired net assets of Mercator have been adjusted to their fair market value and consolidated into the net assets of Ascential. A summary of the purchase price for the acquisition as of June 30, 2003 is as follows (in millions):

Cash paid to acquire stock, net of cash acquired of $19.7 million	$89.5
Accrued transaction costs	5.0
Fair value of stock options exchanged	13.4
Accrued merger expenses	33.7

Total	$141.6

The purchase price was allocated as follows:
Net liabilities assumed, net of cash acquired	$(38.0)
Deferred income taxes	1.7
Intangible assets:
Existing technology	7.0
Covenant not to compete	1.2
Customer relationships	7.0
Goodwill	160.7

Total intangible assets	175.9
In-process research and development	2.0

Total	$141.6

     Based upon a preliminary purchase price allocation, the total purchase price exceeded the net assets acquired and liabilities assumed when adjusted to fair market value and resulted in goodwill in the pro forma condensed combined financial information of approximately $160.7 million. The identified intangible assets acquired, including developed technology, customer relationships, and agreements not to compete between the Company and former Mercator executives, were assigned fair values based upon a preliminary appraisal and amounted to $15.2 million in the aggregate. The portion of the purchase price allocated to in-process research and development costs in the Mercator acquisition was $2.0 million, or approximately 1% of purchase price. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed combined statement of operations.

     As of the date of the closing of the Mercator acquisition pursuant to an agreement between the Company, Mercator and the lender, the Company became responsible for the then outstanding principal loan balance owed by Mercator to its lender pursuant to the terms and conditions of a term loan facility (the “Loan Agreement”). The outstanding principal loan balance under the Loan Agreement was $8.8 million and $10.0 million as of June 30, 2003 and December 31, 2002, respectively. The acquisition of Mercator constituted a change in control of Mercator, which was an event of default under the Loan Agreement. The lender waived such event of default in connection with the Company’s agreement to repay the balance outstanding. As a result, the Company’s repayment of the entire loan balance has been reflected in the pro forma condensed combined financial information.

Note 2 – Pro Forma Adjustments

     Adjustments have been made to the unaudited pro forma condensed combined financial information to reflect the following:

(A)	The elimination of common shareholders’ equity, deferred income taxes, goodwill and intangible accounts of Mercator.

(B)	The net assets and liabilities of Mercator were recorded at estimated fair market value and, accordingly, fixed assets were reduced by $0.9 million and depreciation expense was adjusted for all periods presented.

(C)	The amount allocated to goodwill of $160.7 million and intangible assets of $15.2 million (see Note 1 – Basis of Presentation) were recorded and amortization of $1.4 million and $4.0 million recorded in the six months ended June 30, 2003 and year ended December 31, 2002, respectively. Amortization expense in the six months ended June 30, 2003 excludes the effect of amortization of certain short lived intangibles, since they are fully amortized during the year ended December 31, 2002. The amortization recorded by Mercator in its historical financial statements of $2.3 million and $4.8 million for the six months ended June 30, 2003 and year ended December 31, 2002, respectively, was eliminated.

(D)	Cash was reduced by $109.2 paid in consideration of the Mercator Shares and $8.8 million for the repayment of the outstanding balance under the Loan Agreement at June 30, 2003.

(E)	Direct costs of the acquisition of $5.0 million and $33.7 million of merger related charges were accrued in purchase accounting.

(F)	Interest income was reduced by $1.4 million and $2.6 million for the six months ended June 30, 2003 and year ended December 31, 2002. This reduction is the result of lower cash balances due to the $109.2 million paid for the Mercator shares and $5.0 million in transaction costs in the six months ended June 30, 2003 and the year ended December 31, 2002. In addition, in the six months ended June 30, 2003 interest income related to the cash used to pay down the $10.0 million Loan Agreement has been eliminated.

(G)	Interest expense in the six months ended June 30, 2003 was reduced by $0.4 million to eliminate the interest expense related to the Loan Agreement that was repaid at the time of the acquisition.

(H)	Amortization expense of $0.1 million of deferred financing costs related to the Loan Agreement has been eliminated in the six months ended June 30, 2003 and deferred financing costs related to the Loan Agreement of $0.6 million have been eliminated in the June 30, 2003 unaudited Pro Forma Condensed Combined Balance Sheet.

(I)	At the date of acquisition, outstanding options to purchase shares of Mercator common stock were converted into options to purchase Ascential common stock. The fair market value of these options was approximately $15.7 million, which was recorded in additional paid in capital and $2.4 million which represents the intrinsic value of the unvested options that were exchanged, was recorded in deferred compensation. The amortization of the deferred compensation resulted in additional amortization expense of $0.5 million and $1.0 million for the six months and year ended June 30, 2003 and December 31, 2002, respectively, and has been recorded in the expense category associated with the payroll classification of the grantee.

(J)	Represents the tax effect of the transaction based upon the estimated tax provision as if the Company and Mercator had been combined.

(K)	The amounts allocated to deferred income taxes consist of a short term and a long term deferred tax asset of $0.9 and $0.8, respectively. The deferred tax assets represents the tax effect of the book and tax basis difference attributable to the fair value adjustments.

(L)	Represents adjustment of deferred revenue and certain prepaid assets to fair market value.

(M)	Represents the expensing of a preliminary estimate of in process research and development costs.